UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 6, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 Annual Bonus Plan

On December 6, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PDL BioPharma, Inc. (the “Company”) evaluated the Company’s performance against the 2010 corporate performance goals established for the Company’s 2010 Annual Bonus Plan as set forth below:

2010 Corporate Goal	Weight
Optimize Value of Patent Estate	45%
Manage Risk and Maintain Capital Structure within Guidelines	5%
Implement Corporate Strategy and Business Development Goals	40%
Enhance Investor Relations	10%
Total	100%

Following this review, the Compensation Committee determined that 100% of the 2010 corporate goals established for the Company’s 2010 Annual Bonus Plan were achieved.

The Compensation Committee then reviewed the 2010 performance of each of the Company’s named executive officers and, specifically, their level of achievement of their 2010 individual goals established for the Company’s 2010 Annual Bonus Plan, as well as their management and leadership, their professional contributions and their technical and organizational contributions.  Following this review, the Compensation Committee made the following determinations:

•
Mr. McLaughlin, whose 2010 Annual Bonus Plan is based solely upon the achievement of corporate goals, shall receive an additional discretionary bonus to take into account his strong performance and leadership in achieving the goals and managing the direction of the Company;

•	Ms. Larson’s continued exceptional performance throughout 2010 resulted in Ms. Larson achieving her individual goals for the 2010 Annual Bonus Plan at 116.09%;

•
Mr. Stone’s strong performance in 2010, in light of his broad responsibility and the limited resources available to him, resulted in Mr. Stone achieving his individual goals for the 2010 Annual Bonus Plan at 150% and Mr. Stone shall also receive an additional discretionary bonus to take into account his unique role and value to the Company; and

•
Ms. Wilson achieved 100% of her individual goals for the 2010 Annual Bonus Plan and Ms. Wilson shall also receive an additional discretionary bonus to thank Ms. Wilson for her performance and support for the Company in light of her departure from the Company which is expected to occur in January 2011.

On December 6, 2010, the Compensation Committee approved, and the Board ratified, the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2010 Annual Bonus Plan Bonus	2010 Discretionary Bonus	Total 2010 Bonus
John P. McLaughlin	President and Chief Executive Officer	$257,500	$42,500	$300,000
Christine R. Larson	Vice President and Chief Financial Officer	$150,000	$0	$150,000
Christopher Stone	Vice President, General Counsel and Secretary	$143,685	$6,315	$150,000
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$89,250	$10,750	$100,000

2011 Annual Bonus Plan

On December 6, 2010, the Compensation Committee approved, and the Board ratified, for each of the Company’s named executive officers other than Ms. Wilson the target bonus percentage of annual average W-2 compensation for the 2011 Annual Bonus Plan that the Compensation Committee anticipates approving in early 2011 as set forth below:

Name	Title	2011 Annual Bonus Plan Target Bonus Percentage
John P. McLaughlin	President and Chief Executive Officer	70%
Christine R. Larson	Vice President and Chief Financial Officer	50%
Christopher Stone	Vice President, General Counsel and Secretary	50%

2011 Base Pay

On December 6, 2010, the Compensation Committee approved, and the Board ratified, the following base salary increases for each of the named executive officers as set forth in the chart below:

Name	Title	2011 Base Salary	% Increase
John P. McLaughlin	President and Chief Executive Officer	$585,000	13.6%
Christine R. Larson	Vice President and Chief Financial Officer	$400,000	11.0%
Christopher Stone	Vice President, General Counsel and Secretary	$375,000	17.4%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$263,925	3.5%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated:  December 10, 2010